Exhibit 99.1

Xponential Fitness, Inc. Announces Appointment of Gavin M. O’Connor as Chief Legal Counsel and Administrative Officer

IRVINE, Calif. — (BUSINESS WIRE) — Xponential Fitness, Inc. (NYSE: XPOF) (the “Company” or “Xponential Fitness”), one of the leading global franchisors of boutique health and wellness brands, today announced that it has appointed Gavin M. O’Connor as its Chief Legal Counsel and Administrative Officer, effective November 14, 2025. Andrew Hagopian, the Company’s previous Chief Legal Officer, has separated from the Company as of November 10, 2025.

“I am pleased to welcome Gavin to the Xponential Fitness team. With extensive experience in franchising and a strong background advising publicly traded companies, Gavin brings deep legal, regulatory, and overall business leadership expertise that will support our on-going growth and governance framework,” said Mike Nuzzo, CEO of Xponential Fitness. “I would also like to thank Andrew for his significant contributions to the Company and wish him continued success in his future endeavors.”

Mr. O’Connor joins the Company from European Wax Center, Inc., a franchisor and operator of out-of-home waxing services in the United States that trades on Nasdaq, where he served in multiple roles as Chief Administrative Officer since September 2023, Chief Human Resources Officers since October 2021, and General Counsel and Corporate Secretary since January 2020. Mr. O’Connor served as Vice President and Deputy General Counsel for American Eagle Outfitters, Inc., from March 2018 to January 2020. From July 2010 to March 2018, he served in various roles at GNC Holdings Inc., including Vice President, Deputy General Counsel, Chief Compliance Officer, and Corporate Secretary. From August 2006 to July 2010, he served as a Partner at McGuireWoods LLP. Mr. O’Connor received a B.A. degree from the University of Michigan and a J.D. from the University of Pittsburgh School of Law.

“I am proud to join Xponential and its talented leadership team,” said Mr. O’Connor. “This is an exciting time for the Company, and I look forward to leveraging my background in franchising and corporate governance to help strengthen our compliance framework, and support the business as it enters its next phase of growth.”

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is one of the leading global franchisors of boutique health and wellness brands. Through its mission to deliver the talents, assets, and capabilities necessary for successful franchise growth, the Company operates a diversified platform of five brands spanning modalities including Pilates, barre, stretching, strength training and yoga. In partnership with its franchisees and master franchisees, Xponential offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations throughout the U.S. and internationally, with franchise, master franchise and international expansion agreements in 49 U.S. states, Puerto Rico, and 30 additional countries. Xponential’s portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; StretchLab, a concept offering one-on-one and group stretching services; YogaSix, the largest franchised yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest Barre brand in the United States; and BFT, a functional training and strength-based program. For more information, please visit the Company’s website at xponential.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. These forward-looking statements include, without limitation, statements relating to expectations related to the hire of Mr. O’Connor. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to: the outcome of ongoing and any future government investigations and litigation to which we are subject; our ability to retain key senior management and key employees; our relationships with master franchisees, franchisees and international partners; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international markets; loss of reputation and brand awareness; geopolitical uncertainty, including the impact of the presidential administration in the U.S.; trade policies and tariffs; general economic conditions and industry trends; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2024, filed by Xponential with the SEC, and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contacts

Addo Investor Relations

investor@xponential.com

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